EXHIBIT 4.04(h)

                 SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

     This SIXTH AMENDMENT (this "Amendment"), dated as of February 6, 1997, by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"), THE PEASANT RESTAURANTS, INC., a Delaware corporation having its principal place of business at 489 Peachtree Street, N. E., Atlanta, Georgia 30308 ("Peasant"), MORTON'S OF CHICAGO, INC., an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum, Peasant and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), THE FIRST NATIONAL BANK OF BOSTON, as Agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), THE FIRST NATIONAL BANK OF BOSTON ("FNBB") in its individual capacity as a Lender, IMPERIAL BANK, as a Lender, and HELLER FINANCIAL, INC., as a Lender, amends (a) the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 19, 1995, as amended by the First Amendment dated as of February 14, 1996, the Second Amendment dated as of March 5, 1996, a letter agreement dated as of May 2, 1996, the Third Amendment dated as of June 28, 1996 (the "Third Amendment"), the Fourth Amendment dated as of December 26, 1996, the Fifth Amendment dated as of December 31, 1996, and as the same may be further amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Agent, and the Lenders, and (b) each of the Loan Documents (as defined in the Credit Agreement). Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

     WHEREAS, the Companies have requested that certain terms and provisions of the Credit Agreement and the other Loan Documents be amended in connection with the pending sale of some or all of the business of the Peasant Restaurants and/or Mick's Restaurants; and

     WHEREAS, the Agent and the Lenders, subject to the terms and provisions hereof, have agreed to so amend the Credit Agreement and certain of the Loan Documents;

     NOW THEREFORE, the parties hereto hereby agree as follows:

     ss.1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in ss.7 hereof, the Credit Agreement is hereby amended as follows:

     ss.1.1. New Definitions. Section 1 of the Credit Agreement is hereby amended by adding the following new definitions to ss.1 in the appropriate places in the alphabetical sequence:

     "CSBIC. Creditanstalt Small Business Investment Corporation, a Delaware corporation."
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          "CSBIC Side Agreement. The Agreement dated as December 31, 1996, among
     Peasant Holding, Gregory M. Buckley, CSBIC, and F-Peasant, L.L.C., in the form thereof delivered by Quantum to the Agent."

          "CSBIC Stock Pledges. The non-recourse pledges by Peasant Holding to CSBIC of certain Retained Equity Interests as referred to in the CSBIC Side Agreement, to be given pursuant to non-recourse pledge agreements, each in the form thereof delivered by Quantum to the Agent, as non-recourse additional collateral to secure the financing to be provided by CSBIC to the MRI/PRI Buyers in connection with, and upon the closing of, the MRI/PRI Stock Dispositions."

          "Forgiveness of MRI/PRI Intercompany Indebtedness. The forgiveness of certain intercompany Indebtedness owed by the Persons being disposed of pursuant to the MRI/PRI Stock Dispositions, to be effected upon the closing thereof, as referred to in ss.6.16 of each of the MRI/PRI Stock Purchase Agreements."

          "MRI Stock Disposition. The sale by Peasant Holding of 80.1% of the capital stock of Mick's to MRIAC pursuant to the MRI Stock Purchase Agreement."

          "MRI Stock Purchase Agreement. The Stock Purchase Agreement dated as of December 31, 1996 by and among Peasant Holding, Quantum and MRIAC, in the form thereof delivered by Quantum to the Agent."

          "MRI Subordinated Note. The Promissory Note dated February 6, 1997 in the principal amount of $1,500,000 relating to the MRI Stock Purchase Agreement, payable by MRIAC to Peasant Holding, to be pledged by Peasant Holding upon the closing under the MRI Stock Purchase Agreement to the Agent and the Lenders pursuant to the Security Documents to secure the Obligations."

          "MRI/PRI Buyers. PRIAC and MRIAC."

          "MRI/PRI Lease Guaranties. The existing guaranties given by the Companies, as further described (and with respect to maximum amounts of obligations not exceeding those respective amounts listed) on Schedule 1.2A attached hereto, with respect to certain real estate leases and/or equipment leases of the Persons being disposed of pursuant to the MRI/PRI Stock Dispositions, as referred to in ss.6.22 of the MRI Stock Purchase Agreement and ss.6.23 of the PRI Stock Purchase Agreement, against which guaranties the Companies are to be fully indemnified by the MRI/PRI Buyers pursuant to the MRI/PRI Stock Purchase Agreements."

          "MRI/PRI Related Matters. The MRIAC Obligations, the PRIAC Obligations, the Forgiveness of MRI/PRI Intercompany Indebtedness, the Indebtedness and Investments constituted by the MRI/PRI Lease Guaranties, the Investments constituted by the holding of the Retained Equity Interests and the holding of the MRI/PRI Subordinated Notes, the CSBIC Stock Pledges, and the transfer restrictions and other encumbrances with respect to certain Retained Equity Interests provided for in the MRI/PRI Stockholders Agreement."

          "MRI/PRI Stock Dispositions. The MRI Stock Disposition and the PRI Stock Disposition."
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          "MRI/PRI Stock Purchase Agreements. The MRI Stock Purchase Agreement
     and the PRI Stock Purchase Agreement."

          "MRI/PRI Stock Purchase Documents. The MRI/PRI Stock Purchase Agreements, the MRI/PRI Subordinated Notes, the MRI/PRI Stockholders Agreement, the CSBIC Side Agreement, and the other agreements, instruments, and documents relating to the MRI/PRI Stock Dispositions, each in the form thereof delivered to the Agent by Quantum."

          "MRI/PRI Stockholders Agreement. The Stockholders Agreement dated as of February 6, 1997 among Mick's, Peasant, Peasant Holding, Gregory M. Buckley, CSBIC, and certain other Persons, in the form thereof delivered by Quantum to the Agent."

          "MRI/PRI Subordinated Notes. The MRI Subordinated Note and the PRI Subordinated Note."

          "MRIAC. MRI Acquisition Corporation, a Delaware corporation, to be merged into Mick's upon the closing under the MRI Stock MRI Stock Purchase Agreement; and, subsequent to such merger, "MRIAC" shall refer to Mick's."

          "MRIAC Obligations. The obligations of Quantum and Peasant Holding to MRIAC, as further described on Schedule 1.2A attached hereto, in respect of certain post-closing purchase price adjustment provisions and indemnity provisions contained in the MRI Stock Purchase Agreement."

          "PRI Stock Disposition. The sale by Peasant Holding of 80.1% of the capital stock of Peasant to PRIAC pursuant to the PRI Stock Purchase Agreement."

          "PRI Stock Purchase Agreement. The Stock Purchase Agreement dated as of December 31, 1996 by and among Peasant Holding, Quantum and PRIAC, in the form thereof delivered by Quantum to the Agent."

          "PRI Subordinated Note. The Promissory Note dated February 6, 1997 in the principal amount of $1,000,000 relating to the PRI Stock Purchase Agreement, payable by PRIAC to Peasant Holding, to be pledged by Peasant Holding upon the closing under the PRI Stock Purchase Agreement to the Agent and the Lenders pursuant to the Security Documents to secure the Obligations."

          "PRIAC. PRI Acquisition Corporation, a Delaware corporation, to be merged into Peasant upon the closing under the PRI Stock Purchase Agreement; and subsequent to such merger, "PRIAC" shall refer to Peasant."

          "PRIAC Obligations. The obligations of Quantum and Peasant Holding to PRIAC, as further described on Schedule 1.2A attached hereto, in respect of certain post-closing purchase price adjustment provisions and indemnity provisions contained in the PRI Stock Purchase Agreement."

          "Retained Equity Interests. Any and all direct or indirect equity interests in Mick's and Peasant to be retained or held by the Companies subsequent to the closings under the MRI/PRI Stock Purchase Documents, as such Retained Equity Interests are provided for therein, including,
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     without limitation, (a) the 19.9% equity interest in each of Mick's and
     Peasant (on a fully diluted basis), consisting of unsold common stock of such corporations initially to be held by Peasant Holding, (b) the Holding Company Securities referred to (and as defined in) the MRI/PRI Stockholders Agreement which may be issued to Peasant Holding from time to time thereunder, pursuant to ss.2.7 thereof, and (c) the PHC Warrants and the PHC Warrant Stock, each as referred to (and as defined) in the MRI/PRI Stockholder Agreement, which may be issued to Peasant Holding from time to time thereunder."

     ss.1.2. Changes in Certain Definitions. Section 1 of the Credit Agreement is hereby amended as follows:

     (a) by replacing in the text of the definition of Borrowers the word "Peasant" with the words "Peasant Holding".

     (b) by amending the definition of Available Net Cash Proceeds as follows:

          (i) by deleting the parenthetical expression in the second, third and fourth lines thereof.

          (ii) by inserting at the end of the definition the new sentence "Notwithstanding the foregoing, the Net Cash Proceeds of the MRI/PRI Stock Dispositions shall not constitute Available Net Cash Proceeds."

     (c) by amending the definition of Guarantors as follows:

          (i) by replacing the phrase "Peasant Holding and each" with the word "Each".

          (ii) by deleting the phrase "Mick's and each of the Mick's Subsidiaries,".

     (d) by amending the definition of Mick's to read as follows:

          "Mick's. Mick's Restaurants, Inc., a Delaware corporation."

     (e) by deleting the definition of Mick's Restaurants.

     (f) by deleting the definition of Mick's Subsidiaries.

     (g) by replacing in the definition of New Concept the phrase "Mick's, Peasant" with the phrase "Peasant Holding (or its Subsidiaries)".

     (h) by deleting from the definition of New Construction the phrase "a Mick's Restaurant," in each place such phrase occurs.

     (i) by amending the definition of Peasant to read as follows:

          "Peasant. The Peasant Restaurants, Inc., a Delaware corporation."

     (j) by replacing in the text of the definition of Peasant Restaurants the word "Peasant" with the words "Peasant Holding".
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     (k) by deleting from the definition of Peasant Subsidiaries the phrase "or a Subsidiary of Peasant".

     (l) by amending the definition of Proposed Disposition(s) to read as follows:

          "Proposed Disposition(s). The sale or other disposition of some or all of the assets of capital stock (except that, in the case of the sale or disposition of the capital stock of any particular Person, all of the issued and outstanding capital stock of such Person must be sold or otherwise disposed of pursuant to such sale or disposition) of Peasant Holding and/or the Peasant Subsidiaries; provided that Proposed Disposition(s) shall include the MRI/PRI Stock Dispositions."

     ss.1.3. Security and Guaranties. Section 3 of the Credit Agreement is hereby amended as follows:

     (a) by deleting from therein the words "Peasant Holding and".

     (b) by replacing in such section the words "Obligations of Peasant" with the words "Obligations of Peasant Holding".

     (c) by deleting from such section the phrase "Mick's, the Mick's Subsidiaries, and ".

     (d) by replacing in such section the phrase " Companies and general intangibles" with the phrase "Companies, investment property and general intangibles".

     ss.1.4. Subsidiaries. Section 6.2(a) is hereby amended to read as follows:

          (a) Quantum has no direct Subsidiaries other than Porterhouse, Peasant Holding, Italian Holding and QRDC. Quantum owns, of record and beneficially, 100% of the shares in the capital stock of Porterhouse, 98% of the shares in the capital stock of Peasant Holding (with the remaining 2% owned of record as of December 31, 1996 by Amick), 100% of the shares in the capital stock of Italian Holding and 100% of the shares in the capital stock of QRDC. Peasant Holding has no Subsidiaries other than direct Peasant Subsidiaries and Peasant Holding owns, of record and beneficially, all of the shares in the capital stock of each of the Peasant Subsidiaries. Each of the Peasant Subsidiaries has no Subsidiaries. Porterhouse has no direct Subsidiaries other than Morton's and owns, of record and beneficially, all of the shares of capital stock of Morton's (other than directors' qualifying shares). Morton's has no Subsidiaries other than direct Morton Subsidiaries and Morton's owns, of record and beneficially, all of the shares of capital stock of each of the Morton Subsidiaries. Each of the Morton Subsidiaries has no Subsidiaries. Italian Holding has no direct Subsidiaries other than Bertolini's and owns, of record and beneficially, all of the shares of the capital stock of Bertolini's. Bertolini's has no Subsidiaries other than direct Bertolini's Subsidiaries and Bertolini's owns, of record and beneficially, all of the shares of capital stock of each of the Bertolini's Subsidiaries. Each of the Bertolini's Subsidiaries has no Subsidiaries. QRDC has no Subsidiaries other than Santa Fe Cantina and owns, of record and beneficially, all of the shares of capital stock of Santa Fe Cantina. QRDC owns, of record and beneficially, all of the shares of the preferred stock of Santa Fe USA.
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     ss.1.5. Chief Executive Offices. Section 6.6 of the Credit Agreement is
hereby amended as follows:

     (a) by amending clause (b) thereof to read as follows:

          "(b) the chief executive offices of Peasant Holding and the Peasant Subsidiaries and the offices where all of each of their records and books of account are kept, shall be located at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042,"

     (b) by deleting clause (d) thereof, by replacing "(e)" with "(d)", and by replacing "(f)" with "(e)".

     ss.1.6. Legal Existence, Etc. Section 9.2 is hereby amended to read as follows:

          "ss.9.2. Legal Existence, Etc. Each of Companies will maintain its legal existence and good standing under the laws of its jurisdiction of incorporation, maintain its qualification to do business in each state in which the failure to do so would have a material adverse effect on the condition, financial or otherwise, of the Companies, and maintain all of its rights and franchises reasonably necessary to the conduct of its business. Quantum shall at all times be the record and beneficial owner of 100% of the outstanding capital stock of each of Porterhouse, Italian Holding and QRDC on a fully diluted basis and at least 98% of the outstanding capital stock of Peasant Holding on a fully diluted basis. Peasant Holding shall at all times be the record and beneficial owner of at least 19.9% of the outstanding capital stock of each of Peasant and Mick's (or, if the transaction referred to in ss.2.7 of the MRI/PRI Stockholders Agreement occurs, 19.9% of the outstanding Holding Company Securities (as defined in the definition of Retained Equity Interests), rather than capital stock of Peasant and Mick's) on a fully diluted basis, except for the effect of dilutive transactions permitted by the MRI/PRI Stock Purchase Documents. Porterhouse shall at all times be the record and beneficial owner of 100% of the outstanding capital stock of Morton's on a fully diluted basis. Except as permitted by ss.10.11(f) or ss.10.11(g) hereof, Morton's shall at all times be the record and beneficial owner of 100% of the outstanding capital stock of each of the Morton Subsidiaries on a fully diluted basis. Italian Holding shall at all times be the record and beneficial owner of 100% of the outstanding capital stock of Bertolini's on a fully diluted basis. Except as permitted by ss.10.11(f) or ss.10.11(g) hereof, Bertolini's shall at all times be the record and beneficial owner of 100% of the outstanding capital stock of each of the Bertolini's Subsidiaries on a fully diluted basis."

     ss.1.7. Financial Statements. Section 9.4(a) is hereby amended by replacing in clause (iii) thereof the phrase "Peasant and its Subsidiaries" with the phrase "Peasant Holding and its Subsidiaries".

     ss.1.8. Indebtedness. Section 10.1 of the Credit Agreement is hereby amended as follows:

     (a) by amending subsection (f) as follows:

          (i) by replacing the word "Peasant" with the words "Peasant Holding".

          (ii) by deleting the phrase "Mick's, the Mick's Subsidiaries,".
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     (b) by deleting the word "and" from the end of ss.10.1(l), replacing the period at the end of ss.10.1(m) (as added by the Third Amendment) with the phrase "; and", and adding the following new ss.10.1(n):

          "(n) the MRI/PRI Related Matters."

     ss.1.9. Capital Expenditures. Section 10.3 of the Credit Agreement is hereby amended as follows:

     (a) by amending subsection (c) to read as follows:

          "(c) [Intentionally Omitted]."

     (b) by deleting from subsection (d) thereof the phrase "the Mick's Restaurants,".

     ss.1.10. Security Interest and Liens. Section 10.4 of the Credit Agreement is hereby amended by deleting the word "and" from the end of ss.10.4(h), replacing the period at the end of ss.10.4(i) (as added by the Third Amendment) with the phrase "; and", and adding the following new ss.10.4(j):

          "(j) the MRI/PRI Related Matters; provided that Peasant Holding shall pledge all of the Retained Equity Interests held by it from time to time to the Agent and the Lenders, as Collateral under the Security Documents to secure the Obligations, as soon as practicable but only to the extent such pledge is not in violation of the MRI/PRI Stock Purchase Documents."

     ss.1.11. Distributions. Section 10.5(a) of the Credit Agreement is hereby amended by replacing the phrase "ss.4.3" with the phrase "ss.ss. 4.3 and 4.6".

     ss.1.12. Conduct of Business. Section 10.9 of the Credit Agreement is hereby amended as follows:

     (a) by replacing in the third sentence thereof the phrase "Morton's, Peasant" with the phrase "Morton's, the Peasant Subsidiaries,".

     (b) by replacing in the final sentence thereof the phrase "(ii) Peasant and its Subsidiaries, (iii) Mick's and its Subsidiaries and (iv)" with the phrase "(ii) Peasant Holding and its Subsidiaries, and (iii)".

     ss.1.13. Investments.

     (a) Section 10.11(f) of the Credit Agreement is hereby amended to read as follows:

          (f) Investments in (i) the Borrowers and wholly owned Subsidiaries of the Borrowers, (ii) Chicago Steakhouse, so long as Morton's of Chicago/Dallas, Inc. shall hold at least 49% (by number of votes) of its outstanding voting stock, (iii) San Antonio Steakhouse so long as Morton's of Chicago/San Antonio, Inc. shall hold at least 49% (by number of votes) of its outstanding voting stock, (iv) Bertolini's and the Bertolini's Subsidiaries so long as Italian Holding and Bertolini's, respectively, shall hold all of its outstanding capital stock, (v) Houston Steakhouse, Inc. so long as Morton's of Chicago/Houston, Inc. shall hold at least 49% (by number of votes) of its outstanding voting stock, and (vi) Addison Steakhouse, Inc. so long as Morton's of Chicago/Addison, Inc. shall hold at least 49% (by number of votes) of its
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     outstanding voting stock; provided, however, to the extent state liquor laws require an individual that is a resident of such state to own a specified percentage of the shares of the capital stock of any Subsidiary of the Borrowers or any other entity in which any Borrower (or a Subsidiary thereof) holds any portion of the outstanding capital stock (such Subsidiary or other entity being referred to as a "Liquor License Holder"), such individual stockholder may own no more than such specified percentage of such capital stock required by such state liquor law, but only if the following requirements are also satisfied: (v) if and to the extent permitted by such applicable state liquor law, all such capital stock held by such individual stockholder shall be properly pledged to the Agent, pursuant to documentation reasonably satisfactory to the Agent, (w) such Liquor License Holder shall hold no assets other than the applicable liquor license for a restaurant operated in such state by any Borrower (or a Subsidiary thereof), (x) such individual stockholders shall be key employees, management personnel, officers or authorized agents of the applicable Borrower (or Subsidiary thereof) operating such restaurant, (y) if and to the extent permitted by such applicable state liquor laws, the provisions of ss.10.11(g) otherwise shall have been complied with in connection with the initial Investment in such Liquor License Holder, and
     (z) no Distributions shall be made to such individual stockholders; provided, further, however, if any of the actions contemplated by either clause (v) or clause (y) is not permitted by the applicable state liquor law, all such capital stock owned by such individual stockholders must in any event be subject to an arrangement, pursuant to documentation reasonably satisfactory to the Agent, under which the applicable Borrower (or Subsidiary thereof) has the right to acquire such shares of capital stock held by such individual stockholders at a nominal price;

     (b) Section 10.11(g) of the Credit Agreement is hereby amended by replacing in the third line thereof the phrase "Peasant, Morton's, Mick's" with the phrase "Peasant Holding, Morton's".

     (c) Section 10.11 of the Credit Agreement is hereby amended by deleting the word "and" from the end of ss.10.11(i), replacing the period at the end of ss.10.11(j) with the phrase "; and", and adding the following new ss.10.11(k) immediately after ss.10.11(j):

          "(k) the MRI/PRI Related Matters; provided that no cash Investment shall be made in respect of any Retained Equity Interests; provided, further, that Peasant Holding shall pledge all of the Retained Equity Interests and the MRI/PRI Subordinated Notes held by it from time to time to the Agent and the Lenders, as Collateral under the Security Documents to secure the Obligations, as soon as practicable but only to the extent such pledge is not in violation of the MRI/PRI Stock Purchase Documents."

     ss.1.14. Merger, Consolidation, and Disposition of Assets. Section 10.12 of the Credit Agreement (as amended by the Third Amendment) is hereby amended by adding the following new sentence at the end thereof:

          "Nothing in this ss.10.12 shall prohibit the exchange by Peasant Holding of certain Retained Equity Interests consisting of capital stock of Mick's and Peasant for other Retained Equity Interests consisting of Holding Company Securities (as defined in the definition of Retained Equity Interests) pursuant to the transactions referred to in ss.2.7 of the MRI/PRI Stockholders Agreement, provided that such Investment is permitted by ss.10.11 hereof."
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     ss.1.15. Disposition of Shares and Indebtedness of Subsidiaries. Section
10.13 of the Credit Agreement is hereby amended by adding the following new paragraph (c) at the end of such section:

          "(c) Notwithstanding the foregoing, the MRI/PRI Stock Dispositions and the MRI/PRI Related Matters shall be permitted under this ss.10.13."

     ss.1.16. Change of Location. Section 10.14 of the Credit Agreement is hereby amended by replacing in clause (a) thereof the phrase "offices, or" with the phrase "offices from those locations listed in ss.6.6 hereof, or"

     ss.1.17. Notices.

     (a) Section 18(b) of the Credit Agreement is hereby amended as follows:

          (i) by replacing the word "Peasant" with the phrase "Peasant Holding" in each place such word occurs.

          (ii) by replacing the address "489 Peachtree Street, N.E., Atlanta, Georgia 30308" with the new address "Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042".

     (b) Section 18(d) of the Credit Agreement is hereby amended by replacing the name "Robert W. MacElhiney" with the name "Christopher M. Holtz".

     ss.1.18. Amendments to Existing Security Documents. Section 25 of the Credit Agreement is hereby amended by replacing in subsection (b) thereof the phrase "; and" with a period, and by deleting subsection (c) thereof in its entirety.

     ss.1.19. Schedules to the Credit Agreement. Schedule 1.1B to the Credit Agreement is hereby deleted in its entirety; Schedule 1.1D to the Credit Agreement is hereby replaced by the new Schedule 1.1D attached hereto; Schedule 1.2A attached hereto is hereby annexed to the Credit Agreement; Schedule 6.3 to the Credit Agreement is hereby replaced by the new Schedule 6.3 attached hereto;
Schedule 6.10 to the Credit Agreement is hereby replaced by the new Schedule
6.10 attached hereto; Schedule 6.11 to the Credit Agreement is hereby replaced by the new Schedule 6.11 attached hereto; Schedule 6.21 to the Credit Agreement is hereby replaced by the new Schedule 6.21 attached hereto; Schedule 6.22 to the Credit Agreement is hereby replaced by the new Schedule 6.22 attached hereto; Schedule 6.23 to the Credit Agreement is hereby replaced by the new
Schedule 6.23 attached hereto; Schedule 10.4 to the Credit Agreement is hereby replaced by the new Schedule 10.4 attached hereto.

     ss.2. Amendment to, and Confirmation of, Security and Pledge Agreements.

     (a) Amendment to Security and Pledge Agreements. Each of the parties hereto hereby acknowledges and agrees that the term "Collateral" as defined in each Security and Pledge Agreement shall include, inter alia, investment property. Each party hereto who is a "Debtor" under a Security and Pledge Agreement hereby unconditionally grants to such Secured Party (as defined in such Security and Pledge Agreement), a continuing security interest in, and lien on, all of such Debtor's investment property, wherever located, whether now owned or hereafter acquired or arising, and all proceeds thereof, pursuant to the terms of such Security and Pledge Agreement to secure the Obligations (as defined therein).
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     (b) Confirmation of the Peasant Holding Security and Pledge Agreement.
Peasant Holding confirms that the capital stock of the Repositioned Subsidiaries referred to (and as defined) in the MRI/PRI Stock Purchase Agreements previously pledged to the Agent by Peasant, Mick's or any other Company in connection with the Credit Agreement constitutes "Stock" pledged under, and for all purposes of, the Peasant Holding Corp. Security and Pledge Agreement dated as of March 21, 1990, as amended (the "Peasant Holding Security and Pledge Agreement"), between Peasant Holding and the Agent.

     ss.3. Repositioned Subsidiaries. Effective upon the closings under the MRI/PRI Stock Purchase Agreements, the Repositioned Subsidiaries will become direct, wholly owned Subsidiaries of Peasant Holding. For the avoidance of doubt, the parties hereto confirm that such Distribution or other transfer of all of the capital stock of the Repositioned Subsidiaries to Peasant Holding shall be permitted under ss.ss. 10.5, 10.11, 10.12, and 10.13 of the Credit Agreement.

     ss.4. Releases of Certain Persons from Credit Agreement and Loan Documents.

     (a) As of the effectiveness of this Amendment, Peasant shall be released from all of its indebtedness and obligations to the Agent and the Lenders and its joint and several obligations to the remaining Borrowers under or in respect of the Credit Agreement and the other Loan Documents, all of such indebtedness and obligations of Peasant being hereby automatically and fully assumed jointly and severally by each of the remaining Borrowers. Upon the effectiveness hereof, Peasant shall furthermore no longer be a party to, or a Borrower or a Debtor for purposes of, the Credit Agreement or any of the Loan Documents, and the Lenders shall be under no further obligation to make Loans to, to issue, extend, renew, or amend Letters of Credit for, Peasant.

     (b) As of the effectiveness of this Amendment, each of Mick's and those specific Subsidiaries of Mick's and Subsidiaries of Peasant listed on Exhibit Z attached hereto (such Subsidiaries of Mick's and such Subsidiaries of Peasant being collectively referred to as the "Sold Subsidiaries") shall be released from all of its indebtedness and obligations to the Agent and the Lenders and its joint and several obligations to the remaining Borrowers and the remaining Guarantors under or in respect of the Credit Agreement and the other Loan Documents, all of such indebtedness and obligations Mick's and the Sold Subsidiaries being hereby automatically and fully assumed jointly and severally by each of the remaining Guarantors. Upon the effectiveness hereof, each of Mick's and the Sold Subsidiaries shall furthermore no longer be a party to, or a Guarantor or a Debtor for purposes of, the Credit Agreement or any of the Loan Documents.

     (c) The Agent and the Lenders acknowledge and agree that as of the effectiveness of this Amendment, all security interests and liens which Peasant, Mick's and the Sold Subsidiaries (collectively, the "Sold Entities") granted to the Agent and the Lenders under or in respect of the Credit Agreement and the other Loan Documents shall, without further action, be thereupon released, discharged and terminated and of no further force or effect. The Agent and the Lenders further acknowledge and agree that as of the effectiveness of this Amendment, all pledges of the capital stock of only Peasant and Mick's which Peasant Holding previously granted to the Agent and the Lenders under or in respect of the Credit Agreement and the other Loan Documents shall, without further action, be thereupon released, discharged and terminated and of no further force or effect; however, all other Collateral provided by Peasant Holding shall remain subject to the Security Documents, and shall not be impaired hereby. The Agent further agrees to deliver such UCC-3 termination statements and similar discharge documents, and to take all such similar actions, as shall be reasonably requested by the Borrowers, at the Borrowers' sole cost and expense, in connection with such releases, discharges and terminations provided for herein; provided that all of the foregoing shall be on a basis that is non-recourse to the Agent and the Lenders, and none of the foregoing shall impair any Collateral not expressly provided to be released hereunder.

     (d) As of the effectiveness of this Amendment, each of the Sold Entities hereby unconditionally releases, waives, and forever discharges (i) any and all liabilities, obligations, duties, promises, or indebtedness of any kind of the other parties to the Credit Agreement and the Loan Documents regarding the execution, delivery, or performance of the Credit Agreement and the Loan Documents, and (ii) all claims, offsets, causes of action, suits, or defenses of any kind whatsoever (if any), whether known or unknown, which such Sold Entity might otherwise have against the other parties to the Credit Agreement and the Loan Documents, or any of their directors, officers, employees, or agents, in either case (i) or (ii), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance, or matter of any kind whatsoever which existed, arose or occurred at any time prior to the effectiveness hereof regarding the execution, delivery, or performance of the Credit Agreement and the Loan Documents.

     ss.5. Joinder by Peasant Holding. By executing this Amendment, Peasant Holding hereby becomes a Borrower (instead of a Guarantor) under the Credit Agreement and the Loan Documents, and shall become and be party thereto for all purposes thereof as a Borrower instead of a Guarantor. Peasant Holding covenants and agrees that by its execution hereof it shall perform, be bound by, and shall comply with, all of the terms and conditions of the Credit Agreement and the Loan Documents applicable with respect to the Borrowers, including, without limitation, the absolute and unconditional joint and several liability provisions of ss.5 of the Credit Agreement under which each Borrower promises on a joint and several basis to pay and perform all of the Obligations owing from time to time. Peasant Holding hereby ratifies and confirms in all respects its obligations under, and the grant of collateral security provided by, the Peasant Holding Security and Pledge Agreement. Upon the effectiveness of this Amendment, Peasant Holding shall no longer be a party to, and is hereby released from all of its indebtedness and obligations to the Lenders as a Guarantor in respect of, the Guaranty Agreement dated as of March 21, 1990 between Peasant Holding and the Agent, all such indebtedness and obligations of Peasant Holding being hereby automatically and fully assumed jointly and severally by each of the remaining Guarantors. Peasant Holding shall no longer be a Guarantor for purposes of the Credit Agreement or any of the Loan Documents.

     ss.6. Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

     (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Borrowers to the Agent with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Agent and the Lenders, the representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and, after giving effect to this Amendment, continue to be true and correct in all material respects on the date hereof, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

     (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in ss.ss.6.1, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

     ss.7. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery to the Agent and the Lenders by (or on behalf of) each of the Borrowers or the Guarantors, as the case may be, contemporaneously with the execution hereof, of each of the following, each in form and substance satisfactory to the Agent and the Lenders:

     (a) this Amendment signed by each of the Borrowers, the Guarantors, the Agent, and the Lenders;

     (b) an Allonge to each of the Revolving Credit Notes and an Allonge to each of the Term Notes, in each case signed by Pleasant Holding, confirming its joint and several liability as a Borrower thereunder;

     (c) such evidence as the Agent may reasonably request such that the Agent shall be satisfied that the representations and warranties contained in ss.6 hereof are true and correct on and as of date hereof;

     (d) such evidence as the Agent may reasonably request that the MRI/PRI Stock Dispositions have been consummated concurrently herewith pursuant to, and in accordance with, the terms of the MRI/PRI Stock Purchase Agreements, as applicable;

     (e) true, accurate, and complete copies of each of the MRI/PRI Stock Purchase Documents (or arrangements satisfactory to the Agent for the delivery of the same to the Agent immediately after the effectiveness hereof);

     (f) such evidence as the Agent may reasonably request that the Repositioned Subsidiaries (as referred to in ss.2(b) of this Amendment) have concurrently herewith become wholly owned direct Subsidiaries of Peasant Holding; and the delivery to the Agent in pledge by Peasant Holding under the Security Documents of all of the stock certificates evidencing the capital stock of the Repositioned Subsidiaries, together with undated stock powers with respect thereto duly executed in blank by Peasant Holding (or arrangements satisfactory to the Agent for the delivery of the same to the Agent immediately after the effectiveness hereof);

     (g) delivery to the Agent in pledge by Peasant Holding under the Security Documents of the MRI/PRI Subordinated Notes, together with undated allonges, endorsements, or other appropriate instruments of assignment with respect thereto duly executed in blank by Peasant Holding (or arrangements satisfactory to the Agent for the delivery of the same to the Agent immediately after the effectiveness hereof);

     (h) certificates of an appropriate officer of Peasant Holding, as of the date hereof, as to (i) the corporate actions taken by it authorizing the execution, delivery, and performance hereof, and (ii) the names, titles, incumbency, and specimen signatures of the officers of Peasant Holding authorized to sign this Amendment and act on behalf of Peasant Holding as a Borrower under the Credit Agreement;

     (i) a favorable written legal opinion addressed to the Agent and the Lenders, as of the date hereof, from Schulte, Roth & Zabel LLP, special counsel to the Borrowers, with respect to such matters as the Agent or the Lenders may reasonably request;

     (j) such additional UCC-1 financing statements, and such amendments to existing UCC-1 financing statements, with respect to the Collateral and the Companies, as the Agent or the Lenders may reasonably require;

     (k) an updating Supplemental Trademark Collateral Assignment and Security Agreement signed by Morton's in favor of the Agent;

     (l) a new Trademark Collateral Assignment and Security Agreement signed by Bertolini's in favor of the Agent; and

     (m) such other certificates, documents, or instruments with respect to this Amendment or the Companies, as the Agent or the Lenders may reasonably request.

     ss.8. No Other Amendments or Waivers; Execution in Counterparts. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement, the Security Documents, and the other Loan Documents shall remain in full force and effect. Each of the Borrowers confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended and supplemented hereby, are hereby ratified and confirmed, and are and shall be secured by, guarantied under, and entitled to, the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the Lenders hereby acknowledge and agree that all references to the Credit Agreement, the Security Documents, and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement, the Security Documents, and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. Except as otherwise expressly provided by this Amendment, the Security Documents, and the valid, perfected first priority security interests of the Agent and the Lenders thereunder shall continue in full force and effect and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. The release of any applicable Person from any particular Obligations or the release of any particular Collateral provided for in this Amendment shall not impair or otherwise affect any of the Obligations as to any other Person (including, without limitation, the joint and several liabilities of any and all other Borrowers and any and all other Guarantors in respect of all of the Obligations, whether any such Obligations are initially incurred by any such released Person or its Subsidiaries or by any other Person, and whether arising in respect of Notes, Loans, Letters of Credit, Reimbursement Obligations, principal, interest, fees, expenses, indemnifications, or otherwise), or the security interests and liens of the Agent and the Lenders with respect to the remaining Collateral, in any manner whatsoever. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     ss.9. Governing Law. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.


                                       The Borrowers:

                                       MORTON'S RESTAURANT GROUP, INC.
                                       MORTON'S OF CHICAGO, INC.
                                       PEASANT HOLDING CORP.


                                       By: /s/ THOMAS J. BALDWIN
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Executive Vice President - Finance
                                              and CFO


                                       THE FIRST NATIONAL BANK OF BOSTON,
                                         for itself and as Agent


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       IMPERIAL BANK


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       HELLER FINANCIAL, INC.


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       Consented and agreed to, by each of
                                       THE GUARANTORS (as defined in the Credit
                                       Agreement, as amended by this Amendment)

                                       By: /s/ THOMAS J. BALDWIN
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Executive Vice President - Finance
                                              and CFO
                                              for each of the Guarantors

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.


                                       The Borrowers:

                                       MORTON'S RESTAURANT GROUP, INC.
                                       MORTON'S OF CHICAGO, INC.
                                       PEASANT HOLDING CORP.


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       THE FIRST NATIONAL BANK OF BOSTON,
                                         for itself and as Agent


                                       By: /s/ CHRISTOPHER M. HOLTZ
                                           -------------------------------------
                                       Name:  Christopher M. Holtz
                                       Title: Vice President


                                       IMPERIAL BANK


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       HELLER FINANCIAL, INC.


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       Consented and agreed to, by each of
                                       THE GUARANTORS (as defined in the Credit
                                       Agreement, as amended by this Amendment)

                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                              for each of the Guarantors

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.


                                       The Borrowers:

                                       MORTON'S RESTAURANT GROUP, INC.
                                       MORTON'S OF CHICAGO, INC.
                                       PEASANT HOLDING CORP.


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       THE FIRST NATIONAL BANK OF BOSTON,
                                         for itself and as Agent


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       IMPERIAL BANK


                                       By:/s/ DIANNE H. RUSSELL
                                           -------------------------------------
                                       Name:  Dianne H. Russell
                                       Title: Senior Vice President and Manager


                                       HELLER FINANCIAL, INC.


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       Consented and agreed to, by each of
                                       THE GUARANTORS (as defined in the Credit
                                       Agreement, as amended by this Amendment)

                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                              for each of the Guarantors

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.


                                       The Borrowers:

                                       MORTON'S RESTAURANT GROUP, INC.
                                       MORTON'S OF CHICAGO, INC.
                                       PEASANT HOLDING CORP.


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       THE FIRST NATIONAL BANK OF BOSTON,
                                         for itself and as Agent


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       IMPERIAL BANK


                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       HELLER FINANCIAL, INC.


                                       By: /s/ DOMINICK J. MASCIANTONIO
                                           -------------------------------------
                                       Name:  Dominick J. Masciantonio
                                       Title: Senior Vice President

                                       Consented and agreed to, by each of
                                       THE GUARANTORS (as defined in the Credit
                                       Agreement, as amended by this Amendment)

                                       By: _____________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                              for each of the Guarantors

     The undersigned hereby join in, and consent and agree to, the terms of this Amendment. The undersigned also acknowledge that upon the effectiveness of this Amendment, the undersigned shall no longer be parties to the Credit Agreement and the Loan Documents, all as provided for in this Amendment.


                                       THE PEASANT RESTAURANTS, INC.


                                       By: /s/ THOMAS J. BALDWIN
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Senior Vice President - Finance
                                              and CFO


                                       MICK'S RESTAURANTS, INC.


                                       By: /s/ THOMAS J. BALDWIN
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Senior Vice President - Finance
                                              and CFO


                                       THE SOLD SUBSIDIARIES (as defined in this
                                         Amendment)


                                       By: /s/ THOMAS J. BALDWIN
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Senior Vice President - Finance
                                              and CFO
                                              for each such Sold Subsidiary

                                    EXHIBIT Z

                                Sold Subsidiaries


Mick's at Cumberland Mall, Inc.
Mick's at Northpoint Mall, Inc.
Mick's at Gwinett Place, Inc.
Mick's at Town Center, Inc.

                                 SCHEDULE 1.1D


1.   Peasant at Locust Street, Inc.
2.   Mick's at the Forum, Inc.
3.   Mick's at Towson Commons, Inc.
4.   Mick's at Pennsylvania Ave., Inc.
5.   Mick's at 19th Street, Inc.
6.   Mick's at the Bellevue, Inc.
7.   Mick's at Fair Oaks, Inc.
8.   Mick's at Willow Grove, Inc.
9.   Mick's at Springfield, Inc.
10.  Mick's at Annapolis Mall, Inc.
11.  Mick's at Hickory Hollow, Inc.
12.  Mick's at Rivergate, Inc.
13.  Mick's at Southdale Center, Inc.
14.  Mick's at Oak Court, Inc.
15.  Mick's at Loehmann's Fashion Island, Inc.

                                 SCHEDULE l.2A

       MRIAC Obligations, PRIAC Obligations, and MRI/PRI Lease Guaranties

Pursuant to Article 3 of the MRI Stock Purchase Agreement and Article 3 and
Section 6.20 of the PRI Stock Purchase Agreement, the purchase price may be adjusted after the Closing Date.

Pursuant to Section 10.1 of the MRI Stock Purchase Agreement and Section 10.1 of the PRI Stock Purchase Agreement, indemnification up to a maximum amount of $6,808,500.

Pursuant to Section 6.21 of the MRI Stock Purchase Agreement and Section 6.22 of the PRI Stock Purchase Agreement, indemnification for certain third party claims.

Pursuant to Section 6.8 (c) of the MRI Stock Purchase Agreement and Section 6.8
(c) of the PRI Stock Purchase Agreement, reimbursement for reasonable out of pocket expenses incurred in providing assistance in connection with defense of certain claims.

Pursuant to Section 6.20 of the PRI Stock Purchase Agreement, payment in the event of certain occurrences relating to the Winfield's Transaction.

Pursuant to Section 6.22 of the MRI Stock Purchase Agreement and Section 6.23 of the PRI Stock Purchase Agreement, indemnification of the guarantor of certain lease guaranties under certain conditions.

                                 SCHEDULE l.2A

        MRIAC Obligations, PRIAC Obligations, and MRI-PRI Lease Guaranties


                            MRI/PRI Lease Guaranties

MRG     Morton's Restaurant Group
MRI     Mick's Restaurants, Inc.

-----------------------------------------------------------------------------------------------
                                                                                    Maximum
                                                                                    Obligation
                                                                                    Guaranteed
Property              Landlord                 Date of Lease    Current Guarantor   (Approx.)
-----------------------------------------------------------------------------------------------
1. Country Place -    Trizec Colony Square,    6/7/93           MRG                 $700,000
   Colony Square      Inc.

2. Mick's at North    North Point Mall, L.P.   6/15/93          MRG                 $400,000
   Point

3. Mick's at Fair     Fairfax Associates       7/23/93          MRI & MRG           $400,000
   Oaks

4. Two Equipment      Keycorp Leasing LTD     10/11/94          MRG                 $16,000 and
   Leases                                                                           $28,000
-----------------------------------------------------------------------------------------------

                                  SCHEDULE 6.3

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

     6.3 (iv) - None
     6.3 (vi) - None

     The pledge of the Company's stock may be a default under such Company's lease listed on Schedule 6.10 unless the consent of the lessor under such lease is obtained as follows:

            Morton's of Chicago/ Charlotte, Inc.
            Morton's of Chicago/ Cincinnati, Inc.
            Morton's of Chicago/ Denver, Inc.
            Morton's of Chicago/ Fifth Avenue, Inc.
            Morton's of Chicago/ Minneapolis, Inc.
            Morton's of Chicago/ Palm Beach, Inc.
            Morton's of Chicago/ San Antonio, Inc.
            Porterhouse of Los Angeles, Inc.
            Morton's of Chicago/ Phoenix, Inc.
            Morton's of Chicago/ Baltimore, Inc.
            Morton's of Chicago/ San Diego, Inc.
            Morton's of Chicago/ Washington Square, Inc.
            Bertolini's of Westbury, Inc.
            Bertolini's of Circle Centre, Inc.
            Bertolini's of Charlotte, Inc.
            Bertolini's of Costa Mesa, Inc.

                                  SCHEDULE 6.10

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

---------------------------------------------------------------------------------------------------------------------------
          Restaurants              Lease Dates                          Addresses
---------------------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group, Inc.       4/1/94   3333 New Hyde Park Rd., Suite 210, New Hyde Park, NY 11042
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Addison, Inc.    4/19/94   14831 Midway Road, Addison, TX  75244
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Atlanta, Inc.    5/16/95   One Peachtree Center, 303 Peachtree Street, N.E.,  Atlanta, GA  30303
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Baltimore, Inc.* 7/12/96   Sheraton Inner Harbor Hotel, 300 S. Charles St., Baltimore MD 21201
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Boston, Inc.     8/18/86   One Exeter Plaza, 675-693 Boylston at Exeter, Boston, MA  02116
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Buckhead, Inc.  10/15/93   Peachtree Lenox Building, 3379 Peachtree Road, N.E., Atlanta, GA  30326
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Charlotte, Inc.  11/4/93   227 West Trade Street, Charlotte, NC  28202
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Chicago, Inc.     9/7/78   1050 North State Street, Chicago, IL  60610
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Cincinnati, Inc. 3/28/91   Tower Place at Carew, Suite 105, 28 West 4th Street, Cincinnati, OH  45202
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Clayton, Inc.    7/15/93   7822 Bonhomme Avenue, Clayton, MO  63105
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Cleveland, Inc.  7/26/90   The Avenue at Tower City Center, 1600 West 2nd Street, Cleveland, OH  44113
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Columbus, Inc.   9/25/90   Two Nationwide Plaza, Suite 100, Columbus, OH  43215
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Dallas, Inc.      3/6/86   501 Elm Street, Dallas, TX  75202
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Denver, Inc.      6/3/94   1710 Wynkoop Street, Denver, CO  80202
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Detroit, Inc.     7/3/92   One Towne Square, Southfield, MI  48076
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Fifth Ave.,
Inc.                                 2/25/93   551 Fifth Avenue, New York, New York  10017
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Houston, Inc.     5/1/95   Centre at Post Oak, 5000 Westheimer, Suite 190, Houston, TX  77056
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Las Vegas, Inc.   9/8/92   Fashion Show Mall, 3200 Las Vegas Blvd. So., Suite 409, Las Vegas, NV 89109
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Minneapolis,
Inc.                                 8/26/91   555 Nicollet Mall, Minneapolis, MN  55402
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Nashville, Inc.  4/15/92   Church Street Center, 625 Church Street, Nashville, TN  37219
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Orlando, Inc.    6/29/95   Dr. Phillips Market Place, 7600 Dr. Phillips Blvd., Orlando, FL  32819
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Palm Beach,       7/3/91   777 South Flagler Drive, Palm Beach, FL  33401
Inc.
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Palm Desert,
                                     4/20/93   74-880 Country Club Drive, Palm Desert, CA 92660 Inc.
---------------------------------------------------------------------------------------------------------------------------
Morton's  of  Chicago/Philadelphia, Inc.
                                     11/1/84   One Logan Square, 19th & Cherry Street, Philadelphia, PA 19103
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Phoenix, Inc.    8/29/95   Shops at the Esplanade, 2501 E. Camelback Road, Suite 1, Phoenix, AZ  85016
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Pittsburgh, Inc. 4/30/93   625 Liberty Avenue, Suite 180, Pittsburgh, PA  15222
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Rosemont, Inc.   3/23/89   Columbia Centre III, 9525 West Bryn Mawr, Rosemont, IL  60018
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Sacramento,
Inc.                                10/13/92   521 L Street, Sacramento, CA  95814
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/San Antonio,
Inc.                                 1/23/91   849 East Commerce, #283, San Antonio, TX  78205
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/San Diego, Inc.* 5/24/96   285 J. Street, San Diego, CA  92101
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/San Francisco,
Inc.                                10/22/93   400 Post Street, 2nd Floor, San Francisco, CA  94102
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Santa Ana, Inc.  5/16/94   1661 West Sunflower Avenue, Suite C-5, Santa Ana, CA  92704
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Virginia, Inc.    3/8/90   8075 Leesburg Pike, Vienna, VA  22182
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Washington, DC,
Inc.                                 5/12/82   3251 Prospect Street, N.W., Washington, D.C. 20007
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Washington
Square, Inc.                          4/4/96   1050 Connecticut Ave.,N.W., Suite 1210, Washington, DC  20036
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/West Street,
Inc.                                 6/23/95   90 West Street, New York, NY  10006
---------------------------------------------------------------------------------------------------------------------------
Morton's of Chicago/Westbrook, Inc.   7/8/85   One Westbrook Corporate Center, 22nd & Wolf Roads, Westchester, IL  60153
---------------------------------------------------------------------------------------------------------------------------
Porterhouse of Los Angeles, Inc.     8/30/91   Beverly Hills Nikko, 435 South La Cienega Blvd., Los Angeles, CA  90048
---------------------------------------------------------------------------------------------------------------------------
Bertolini's of Charlotte, Inc.*      6/28/96   Phillip's Place, Charlotte, NC  28210
---------------------------------------------------------------------------------------------------------------------------
Bertolini's of Circle Centre, Inc.  12/28/95   49 W. Maryland Street, Indianapolis, IN  46225
---------------------------------------------------------------------------------------------------------------------------
Bertolini's of Costa Mesa, Inc.*     9/13/96   Metro Pointe Shopping Center,901-A South Coast Dr. Costa Mesa, CA 92626
---------------------------------------------------------------------------------------------------------------------------
Bertolini's of Irvine Center, Inc.   11/2/94   45 Fortune Drive, Irvine, CA  92715
---------------------------------------------------------------------------------------------------------------------------
Bertolini's of King of Prussia, Inc.    5/95   160 N. Gulph Road, King of Prussia, PA  19406
---------------------------------------------------------------------------------------------------------------------------
Bertolini's of Las Vegas,Inc.        1/27/92   Forum Shop at Caesar's, 3500 Las Vegas Blvd., Las Vegas, NV  89103
---------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.10

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

---------------------------------------------------------------------------------------------------------------------------
Bertolini's at Market Square, Inc. 1/19/90    801 Pennsylvania Avenue, Washington, D.C.  20004
---------------------------------------------------------------------------------------------------------------------------
Bertolini's of Phipps Plaza, Inc.  4/21/92    Phipps Plaza, 3500 Peachtree Road, Atlanta, GA  30326
---------------------------------------------------------------------------------------------------------------------------
Bertolini's of Westbury, Inc. *    1/25/96    The Mall at the Source, Old Country Rd., Westbury, NY 11590
---------------------------------------------------------------------------------------------------------------------------
Bertolini's of WhiteFlint Mall,    9/1/94     11301 Rockville Pike, N. Bethesda, MD  20895
Inc.
---------------------------------------------------------------------------------------------------------------------------
Mick's At Fair Oaks, Inc.          7/23/93    11750 Fair Oaks Mall, Fairfax, VA  22033
---------------------------------------------------------------------------------------------------------------------------
Mick's At Springfield, Inc.        7/28/93    6791-B Springfield Mall, Springfield, VA  22150
---------------------------------------------------------------------------------------------------------------------------
Mick's At Annapolis Mall, Inc.     9/14/93    187 Annapolis Mall, Annapolis, MD  21401
---------------------------------------------------------------------------------------------------------------------------
Mick's At Oak Court, Inc.          8/30/93    4465 Poplar Avenue, Memphis, TN  38117
---------------------------------------------------------------------------------------------------------------------------
Mick's At Pennsylvania Ave,        9/29/92    2401 Pennsylvania Avenue, N.W., Washington, D.C.  20037
Inc.
---------------------------------------------------------------------------------------------------------------------------

*  Restaurant scheduled to open in 1997.

See Schedule 6.3 for defaults.

                                  SCHEDULE 6.11

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

Washington D.C. Dept. of           In August, 1994 the District of Columbia
Employment Services'          Department of Employment Services ("DES")
Wage and Hour                 initiated an investigation of Store No. 620's wage
Investigation of Mick's       and hour practices. This investigation was
2401 Penn. Ave.               initiated in response to a wage complaint filed by
                              Mr. Jeffrey Gilmore, a former employee.
                              Apparently, Mr. Gilmore filed the complaint as a result of payroll deductions in the amount of $115 which were withheld from his final paycheck. Mr.
                              Gilmore claims that as a result of these payroll deductions he received less than the minimum wage of $5.25 per hour required by the District of Columbia Minimum Wage Act.

                                   On October 4, 1994, the DES issued a
                              subpoena for Store No. 620's time and payroll records for the period from January 1, 1994 until September 30, 1994. The DES has subsequently agreed to review only a sampling of records from December 1993 and January, September and October, 1994. These records were provided to the DES on October 22, 1994.

                                   Upon learning of the wage subpoena and
                              Mr. Gilmore's allegations, a preliminary investigation and review of the restaurant's payroll records was conducted. Based upon this investigation, the Company concluded that Mr. Gilmore was inadvertently paid less than the minimum wage. Mr. Gilmore's complaint has subsequently been resolved by forwarding a check in the amount of $115, payable to Mr. Gilmore, to the DES. The DES has not closed its investigation of this matter, however, and is presently reviewing the wage records provided by the Company.

                                   Based upon our preliminary review of the
                              payroll records, it appears that the DES could identify two potential violations of the District of Columbia wage and hour provisions. The first potential violation involves uniform deductions. The District of Columbia Code prohibits employers from deducting the cost of uniforms and protective clothing from an employee's earnings. The Company has indicated that uniform deductions have been taken in the past. The second potential violation involves split shift compensation. The District of Columbia Code requires employers to pay employees an additional hour of compensation, at the minimum wage of $5.25 per hour, for each day on which a split shift is worked. Our preliminary review of the payroll records indicates that some employees have not received the split shift compensation required by the District of Columbia Code.

                                   At this stage, it is difficult to
                              predict the outcome of the DES investigation since it is unclear whether the DES will identify these potential violations. Additionally, due to the preliminary nature of our investigation, it is unclear how many employees were subject to uniform deductions or did not receive the split shift compensation. Jackson, Lewis, Schnitzler & Krupman, 261 Madison Avenue, New York, New York, 10016 ("Jackson Lewis") has indicated that it is unlikely that the liability will exceed $100,000.

Mick's Restaurants, Inc.           Mick's Restaurants, Inc. instituted suit
vs. Peachtree Complex, LP     against Peachtree Complex, LP in the Superior
                              Court of Fulton County, Civil Action File No.
                              E49980. The action arises as a result of a sign on a competing restaurant having been placed on the exterior facade of the Mick's Restaurant at Peachtree Center. Mick's occupies the second and third floor (from ground level). A space below the Mick's restaurant is occupied by the "Les Halles" restaurant. The suit requests declaratory relief, injunctive relief, specific performance, and seeks damages for trespass, violation of Georgia's
                              Deceptive Trade Practices Act and attorney's fees and litigation expenses. Essentially the issue is whether the exterior facade of the Building is part of the Mick's leased premises. No counterclaim has been asserted against Mick's
                              Restaurants, Inc. Although nominal and punitive damages have been requested, the likelihood of a monetary award is slight, except possibly for fees and expenses. The goal of the litigation is to force removal of the offending sign and to stop the Landlord from allowing similar action in the future. The law firm of Eillis, Funk, Goldberg, Labovitz & Dokson, P.C., 3490 Piedmont Road, Suite
                              400, Atlanta, Georgia 30305, is representing
                              Mick's Restaurants, Inc. Robert N. Dokson, Esq. is lead counsel.

                                  SCHEDULE 6.11

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

Italian Restaurants, Inc.

Bertolini's/King                   In or about early September, 1996, the
of Prussia, Inc.              Bureau of Labor Standards ("BLS") of the
(Pennsylvania                 Commonwealth of Pennsylvania Department of Labor
Bureau of Labor               and Industry, conducted an audit of the King of
Standards                     Prussia restaurant relating to possible child
Investigation)                labor law violations. At the conclusion of the
                              BLS' meeting with representatives of the restaurant, a BLS investigator informed the representative that he found 126 violations of Pennsylvania's Child Labor Law. According to the investigator, these alleged violations involved minors working more than the maximum number of daily and weekly hours permitted under the law, failing to provide mandated break time to minors and failing to have on file at the restaurant a certificate or transferable work permit for each minor employed at the restaurant. On September 5, 1996, Jackson Lewis contacted the BLS on behalf of the restaurant and by letter of September 6, 1996, entered our appearance as counsel of record.
                              According to the BLS investigator , as of September 5, 1996, no actual violations or citations had been issued. At a meeting with the BLS on January 7, 1997, the BLS indicated that (a) the Department of Labor is likely to commence an action to collect fines because of child labor law violations; (b) if a settlement agreement were negotiated, a consent decree and fines would be a part thereof; (c) fines imposed by a court were likely to be at least $35,000 (unless a lesser number was negotiated); and, (d) follow-up audits will be scheduled as part of any negotiated resolution.

     Morton's of Chicago, Inc.

Howard v. Morton's of              In this action, Charging Party alleges
Chicago, Inc./Charlotte,      that she was discriminated against because of her
Inc.                          sex when she was sexually harassed by a co-worker.
                              After learning of the allegations of inappropriate conduct, the Company conducted an investigation which culminated in the discharge of the co-worker. The Company is vigorously defending against the charge. Further, Charging Party had signed a Mandatory Arbitration Agreement on her first day of employment. In responding to the charge, the Company has asserted that the matter should be submitted to arbitration. On October 31, 1996, the EEOC issued a Determination finding reasonable cause to credit Ms. Howard's allegations.

Adams v. Morton's of               Charging Party alleges that she was
Chicago sexually harassed by a co-worker and dismissed because of her sex and in retaliation for complaining about acts which she perceived as being sexual harassment. The Company denies the material allegations of Ms. Adams' complaint and is vigorously defending the matter. On April 25, 1995, the Company filed a position statement with the Equal Employment Opportunity Commission. At the present stage of the proceedings, it is difficult to predict the outcome of this matter with any degree of certainty. If Charging Party ultimately prevails, she may be entitled to back pay from the date of her termination on January 12, 1995, i.e., interim earnings, compensatory damages, punitive damages and attorneys' fees.

                                  SCHEDULE 6.11

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

James Hayden v. Morton's           Complainant alleges that he was
of Chicago                    dismissed because of his race (Black). The Company
                              denies the material allegations of Mr. Hayden's complain and contends that Mr. Hayden was dismissed for engaging in inappropriate conduct.
                              On March 28, 1995, the Company filed a position statement with the Pennsylvania Human Relations
                              Commission denying the material allegations of Mr.
                              Hayden's complaint and is vigorously defending this matter. At the present stage of the proceedings, it is difficult to predict the outcome of this matter with any degree of certainty. If the Complainant ultimately prevails, he may be entitled to back pay from the date of his termination on August 24, 1994, less interim earnings.

Robina Kitzler v.                  In this action, Plaintiff, a former
Morton's of Chicago           employee at Morton's in New York, alleges that she
and Luke Owen                 was struck on the buttocks with a knife by the
                              restaurant's line cook. In this regard, she has asserted claims of sexual assault and battery, negligent retention, sex discrimination in violation of the New York State and New York City laws, and intentional infliction of emotional distress. The Company is vigorously defending this action and has filed an Answer to the Complaint denying all allegations of wrongdoing. We deposed
                              Plaintiff on August 27th and August 28th, 1996 and
                              Plaintiff has taken several depositions. At the present state of the proceedings, it is difficult to predict the outcome of this matter with any degree of certainty. If Plaintiff ultimately prevails, she may be entitled to compensatory damages, punitive damages and attorney's fees.

Wendy Kirkland v.                  In this matter, the Plaintiff, a former
Morton's of Chicago, et.      employee, contends that she was sexually harassed
al.,                          by the general manager of the Company's Palm
                              Springs restaurant, and then retaliated against in some as yet unspecified way after she transferred to the Company's restaurant in San Francisco. The
                              Company terminated the employment of the Palm
                              Springs manager after Plaintiff complained about his conduct, and transferred her to San Francisco at her request.

                                   Discovery in the case is underway. The
                              court, which mandates an attempt at some form of alternative dispute resolution, has directed the parties to participate in its "Early Neutral Evaluation" program sometime before the end of February 1997.

                                   Plaintiff demanded $500,000 to settle
                              the matter before filing suit. Her complaint seeks compensatory damages in the form of lost earnings and emotional distress damages, and punitive damages. We presently estimate Plaintiff's economic damages to be nominal because she obtained other employment after leaving the Company and has received roughly comparable salary and benefits. We do not believe that this is a case with a high risk of punitive damage award. However, at the present stage of the proceeding, we cannot estimate its likely outcome or the range of potential exposure with any degree of certainty.

Canada v. Morton's of              In this matter, Complainant alleges that
Chicago/Cleveland, Inc.       the Morton's of Chicago in Cleveland, Ohio refused
                              to hire her for a job as hostess because of her race (Black), in violation of Title VII of the Civil Rights Act of 1964. After the filing of this charge, a hostess position, which was not available at the time Complainant initially applied to Morton's at Cleveland, became available, and was offered to Complainant.
                              Complainant rejected the offer. We submitted a response to the charge on February 1, 1996 denying the material allegations therein. The investigator from the Ohio Civil Rights Commission ("OCRC") assigned to this matter then conducted an in-person interview with the former Assistant
                              Manager of the restaurant , and a telephonic interview with the former night hostess for the restaurant. On or about July 16, 1996, the investigator issued a "no probable cause" determination and dismissed the case. On September
                              13, 1996 the EEOC issued a determination adopting the OCRC's finding and notifying Ms. Canada that she had 90 days to sue from the date she receives the determination, or until on or about December
                              15, 1996. To date, Ms. Canada has not filed a lawsuit.

                                  SCHEDULE 6.11

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

Omar Ferrane v. Morton's           Charging Party alleges that he was not
of Chicago                    hired for a position because of his national
                              origin (Moroccan). The Company denies the material allegation of Mr. Ferrane's complaint and contends openings at the time he applied for the position.
                              On August 13, 1996, the Company filed a position statement with the Equal Employment Opportunity
                              Commission. At the present stage of the
                              proceedings, it is difficult to predict the outcome of this matter with any degree of certainty. If Charging Party ultimately prevails, he may be entitled to back pay from the date he was denied employment, February 1996, less interim earnings, compensatory damages, punitive damages and attorney's fees.

Fenton Brown v. Morton's           In this action, Plaintiff, a former
of Chicago, et. al.           server, alleges that he was discriminated against,
                              in the terms and conditions of his employment because of his race and age. Plaintiff also claims that he was sexually harassed and retaliated against. Plaintiff was terminated pursuant to a policy which provided for the immediate termination of any server who accumulated three errors in ringing and auditing guest checks.
                              Morton's is vigorously defending this action and has filed an Answer to the Complaint denying all of Plaintiff's allegations. Depositions are currently scheduled for this month. At present, it is difficult to predict the outcome of this matter with any degree of certainty. If Plaintiff ultimately prevails, he may be entitled to compensatory and punitive damages, back pay from the date of his termination in June 1995, and attorney's fees.

Wayne Spain-Bey v.                 Wayne Spain-Bey is a pantry-line cook in
Morton's of                   Morton's of Chicago/Philadelphia restaurant. In
Chicago/Philadelphia,         February, 1996, Mr. Spain-Bey requested a transfer
Inc.                          to Morton's Orlando restaurant. After Morton's had
                              arranged for the transfer, Mr. Spain-Bey decided to remain in Philadelphia. Since Morton's had already filled Mr. Spain-Bey's position in the Philadelphia restaurant, it had no position available for him, and terminated him on February
                              26, 1996. Morton's rehired Mr. Spain-Bey when a position opened in Philadelphia in May 1996.

                                   Mr. Spain-Bey has made a demand for
                              arbitration, pursuant to Morton's mandatory arbitration policy, to recover lost wages from February until May, 1996. Mr. Spain-Bey alleges causes of action for wrongful termination, constructive discharge, detrimental reliance and breach of implied contract. Morton's has answered the arbitration demand, and the parties are now in the process of selecting an arbitrator. Mr. Spain-Bey is seeking $3,300 in lost earnings, as well as costs and attorney's fees.

Ladsom, Anthony v.                 The Charging Party is a former employee
Morton's of Chicago           of Morton's of Chicago in Atlanta, GA. He filed a
                              charge of discrimination alleging race
                              discrimination with regard to promotions and constructive discharge. The EEOC issued a Notice of Right to Sue to the Charging Party on April 30,
                              1996, explaining that he had 90 days in which to file suit. To our knowledge, the Charging Party did not file suit within the requisite period of time.

                                  SCHEDULE 6.21

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                      None.

                                  SCHEDULE 6.22

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                      None.

                                  SCHEDULE 6.23

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                      None.

                                  SCHEDULE 10.4

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

Security interests in ice machines, copy machines, telecommunications equipment and other similar equipment.

Tax lien resulting from an IRS assessment on The Peasant Restaurants, Inc. and Mick's Restaurants, Inc. for FICA tax on unreported tips received by employees. Final payment of this assessment was made in November 1996 and the lien is expected to be released shortly.